EXHIBIT (23)


               CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in First Interstate Bancorp's Registration Statements on Form S-3 (Nos. 33-50054 and 33-61688) and related Prospectuses and Registration Statements on Form S-8 (Nos. 2-82812, 33-23404, 33-37299 and 33-38903) of our report dated January 16, 1995 with respect to the consolidated financial statements of First Interstate Bancorp incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.





                                ERNST & YOUNG LLP


Los Angeles, California
March 24, 1995